UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VERDE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

1040

(Primary Standard Industrial Classification Code Number)

27-2448672

(I.R.S. Employer Identification Number)

905 Venture Way

Mill Valley, CA, 94941

Telephone:  (415) 860-5192

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

James B. Parsons

Parsons/Burnett/Bjordahl/Hume LLP

1850 Skyline Tower

10900 NE 4th Street

Bellevue, WA 98004

 Tel: (425) 451-8036  Fax: (425) 451-8568

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

As soon as practicable after the registration statement becomes effective

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering        [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer

[  ]

Accelerated filer

[  ]

Non-accelerated filer

[  ]

Smaller reporting company

[X]

Calculation of Registration Fee

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (1)
Common Stock $0.001 par value to be sold by the Company	2,000,000	$0.04	$80,000	$5.70

(1)Registration Fee has been paid via Fedwire.

(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was $0.01 per share for 2,500,000 shares.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

Neither the Securities Exchange Commission nor any state securities commissions have approved or disapproved of these securities or passed upon the adequacy of the Prospectus.  Any representation to the contrary is a criminal offense.

 PROSPECTUS

VERDE RESOURCES, INC.

2,000,000 Shares of Common Stock

$0.04 per share

Date of Prospectus: Subject to Completion

Before this offering, there has been no public market for the common stock.  Assuming we raise the minimum amount in this offering, we will attempt to have the shares quoted on the Bulletin Board operated by the National Association of Securities Dealers, Inc.  There is no assurance that the shares will ever be quoted on the Bulletin Board.  To be quoted on the Bulletin Board, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus we have not made any arrangement with any market makers to quote our shares.

This is our initial public offering (the “Offering”).  We are registering a total of 2,000,000 shares (the “Shares”) of our common stock.  Of the Shares offered by the Company, there is no minimum number of shares required to be purchased by each investor.  The Offering is being made on a self-underwritten, “best efforts” basis.  The Shares will be sold on our behalf by our directors, Stephen Spalding and Michael Stiege.  They will not receive any commissions or proceeds from the Offering for selling the Shares on our behalf.  All of the Shares being registered for sale by the Company will be sold at a price per share of $0.04 for the duration of the Offering.

There is no minimum amount we are required to raise from the Shares being offered by the Company and any funds received will be immediately available to us.  The Shares being offered by the Company will be offered for a period of two hundred and seventy (270) days from the original effective date of this Prospectus.

Verde Resources, Inc. is an exploration stage company and currently has no active business operations.  Any investment in the Shares offered herein involves a high degree of risk. You should only purchase Shares if you can afford a complete loss of your investment.  Our independent auditors have issued an audit opinion for Verde which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 7.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful, or accurate. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed.  We will not sell these securities until the registration statement filed with the SEC is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

TABLE OF CONTENTS

Summary Of Prospectus

3

General Information About Our Company

3

The Offering

4

Risk Factors

5

Risks Associated With Verde Resources, Inc.

5

Risks Associated With This Offering

8

Use Of Proceeds

11

Determination Of Offering Price

13

Dilution

13

Plan Of Distribution

14

Description Of Securities To Be Registered

14

Common Stock

14

Preferred Stock

15

Non-Cumulative Voting

15

Dividend Policy

15

Terms Of The Offering

15

Offering Proceeds

16

Procedures And Requirements For Subscription

16

Right To Reject Subscription

16

Interest Of Named Experts And Counsel

16

Information With Respect To The Registrant

17

Description Of Business

17

Reports To Security Holders

25

Description Of Property

25

Legal Proceedings

25

Market Price Of And Dividends On The Registrant’s Common Equity And Related Stockholder Matters  25

Financial Statements

28

Management’s Discussion And Analysis Of Financial Condition And Results Of Operations

40

Plan Of Operation

40

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

43

Directors And Executive Officers

43

Executive Compensation

47

Security Ownership Of Certain Beneficial Owners And Management

48

Certain Relationships And Related Transactions And Director Independence

48

Security Ownership Of Certain Beneficial Owners And Management

49

Material Changes

49

Incorporation Of Certain Information By Reference

49

Disclosure Of Commission Position On Indemnification For

49

Securities Act Liabilities

49

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus.  In this Prospectus, unless the context otherwise denotes, references to "we," "us," "our," “Verde,” and “Company” are to Verde Resources, Inc.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements in order to conform these statements to actual results.

General Information about Our Company

Verde Resources, Inc. was incorporated in the State of Nevada on April 22, 2010.  We are an exploration stage corporation.  An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage.  We intend to conduct exploration activities on one property.  Record title to the property upon which we intend to conduct exploration activities is not held in our name.  The property is owned by the Bureau of Land Management (BLM).  The right to mine the claims has been obtained by Gold Explorations, LLC of Minden, Nevada.  Verde entered into a purchase agreement to purchase the claims through a five year payment program totaling $100,000 USD and a five year work program totaling $50,000 USD.  We intend to conduct exploration activities on the Payday Claims located in Esmeralda County, Nevada.  The one property consists of six (6) lode mining claims.  We intend to explore for gold on the property.

We have been issued a "substantial doubt" going concern opinion from our auditors and our only asset is our cash in the bank, which, at September 30, 2010, consisted of approximately $4,209 in cash generated from the issuance of shares of Company common stock to our founders and initial investors.

Verde’s principal place of business and corporate offices are located at 905 Ventura Way, Mill Valley, CA, 94941.  Our telephone number is (415) 860-5192 and our registered agent for service of process is Corporate Direct, 2258 Meridian Boulevard, Minden, Nevada, 89423.  Our fiscal year end is June 30.

At the present, we have no full-time employees.  Our one officer and three directors each will devote approximately 10% - 25% of their time or 4 to 10 hours per week to our operation.

We received our initial funding of $25,000 through the sale of common stock to our officer and two of our directors.  Stephen Spalding purchased a total of 2,000,000 shares of our common stock at $0.01 per share, 500,000 on May 4, 2010 and 1,500,000 on June 25, 2010, for $20,000.  Michael Stiege purchased 500,000 shares of our common stock at $0.01 on June 25, 2010, for $5,000.  From inception until the date of this filing we have had limited operating activities.  Our financial statements from inception (April 22, 2010) through the period ended September 30, 2010, report no revenues and a net loss of $17,458.  Our independent auditors have issued an audit opinion for Verde which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

This is our initial public offering.  We are registering a total of 2,000,000 shares of our common stock.  These 2,000,000 shares being registered for sale by the Company will be sold at a price per share of $0.04 for the duration of the Offering.

We will be selling all of the 2,000,000 shares of common stock we are offering as a self underwritten offering.  There is no minimum amount we are required to raise in this Offering and any funds received will be immediately available to us.  This Offering will terminate on the earlier of the sale of all of the shares offered or 270 days after the date of the original Prospectus.

There is no current public market for our securities.  As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

The Offering

Following is a brief summary of this Offering.  Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the Offering.

Offering

Securities being Offered	2,000,000 shares of common stock, $0.001 par value. This Offering will terminate on the earlier of the sale of all of the shares offered by the Company or 270 days after the date of the Prospectus.

Price per share	All of the shares being registered for sale by the Company will be sold at a fixed price per share of $0.04 for the duration of the offering.

Securities Issued and Outstanding	2,500,000 shares of common stock are issued and outstanding before the Offering and 4,500,000 shares will be outstanding after the Offering, assuming all shares are sold.

Registration costs

We estimate our total Offering registration costs to be $15,000.  If we experience a shortage of funds prior to funding, our sole officer and two of our directors have informally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders, however, they have no formal commitment or legal obligation to advance or loan funds to the Company.

Our officer, directors, control persons and/or affiliates do not intend to purchase any Shares in this Offering.  If all the Shares in this Offering are sold, our executive officer and directors will own 55.6% of our common stock.

There are 50,000,000 preferred shares authorized but none issued.

RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature.  In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase Shares.  Following are what we believe are material risks related to the Company and an investment in the Company.  The list of Risk Factors below does not portend to be all-inclusive.  There may be additional risks associated with our Company, our business, our industry, an investment in the Shares and/or other factors related to the Company and/or the Offering.  Investors are urged to perform their own due diligence, with the help of their investment, accounting, legal and/or other professionals, and to make an independent decision regarding an investment in the Shares.

Risks Associated With Verde Resources, Inc.

Our plan of operation is limited to finding an ore body.  As such we have no plans for revenue generation.  Accordingly, you should not expect any revenues from operations.

Our plan of operation and the funds we raise from this Offering will be used for exploration of the property to determine if there is an ore body beneath the surface.  Exploration does not contemplate removal of the ore.  We have no plans or funds for ore removal.  Accordingly, we will not generate any revenues as a result of your investment.

Because the probability of an individual prospect ever having reserves is extremely remote, any funds spent on exploration will probably be lost.

The probability of an individual prospect ever having reserves is extremely remote.  In all probability, the property does not contain any reserves.  As such, any funds spent on exploration will probably be lost, which will result in a loss of your investment.

We lack an operating history and have had losses since inception, which we expect to continue into the future.  As a result, we may have to suspend or cease operations.

We were incorporated on April 22, 2010, and we have not started our proposed business operations or realized any revenues.  We have no operating history upon which an evaluation of our future success or failure can be made.  Our net loss from inception to September 30, 2010, is $17,458.  To achieve and maintain profitability and positive cash flow we are dependent upon:

*	our ability to locate mineralized material
*	our ability to generate revenues
*	our ability to reduce exploration costs

Based upon current plans, we expect to incur operating losses in future periods.  This will happen because there are expenses associated with the research and exploration of our mineral properties.  As a result, we may not generate revenues in the future.  Failure to generate revenues will cause us to suspend or cease operations.

Because our management does not have technical training or experience in exploring for, starting, and operating an exploration program, we will have to hire qualified personnel. If we can't locate qualified personnel, we may have to suspend or cease operations which will result in the loss of your investment.

Because our management is inexperienced with exploring for minerals, and starting and operating an exploration program, we will have to hire qualified persons to perform surveying, exploration, and excavation of the property.  Our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry.  Management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use.  Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.  As a result, we may have to suspend or cease operations which will result in the loss of your investment.

Because we are small and do not have much capital, we may have to limit our exploration activity which may result in a loss of your investment.

Because we are small and do not have much capital, we must limit our exploration activity.  As such we may not be able to complete an exploration program that is as thorough as we would like.  In that event, an existing ore body may go undiscovered.  Without an ore body, we cannot generate revenues and you will lose your investment.

Because Mr. Stephen Spalding, Mr. Michael Stiege, and Mr. Steve Karolyi have other outside business activities, our operations may be sporadic, which may result in periodic interruptions or suspensions of exploration.

Our Directors and our sole officer have outside business interests.  Mr. Spalding will only be devoting 25% of his time, or 10 hours per week, and Mr. Stiege and Mr. Karolyi will only be devoting 10% of their time, or four hours per week to our operations.  Therefore, our operations may be sporadic and occur at times which are not convenient to Mr. Spalding, Mr. Stiege and Mr. Karolyi.  As a result, exploration of the property may be periodically interrupted or suspended.

If our officer and directors resign or die without having found replacements, our operations will be suspended or cease.  If that should occur, you could lose your investment.

We have one officer and three directors.  We are entirely dependent upon them to conduct our operations.  If they should resign or die, there will be no one to operate the Company.  Further, we do not have key man insurance.  If we lose the services of our officer and directors, and until we find other persons to replace them, our operations will be suspended or cease entirely.  In that event it is possible you could lose your entire investment.

Our independent auditors have issued an audit opinion for Verde Resources, Inc. which includes a statement describing our going concern status.  Our financial status creates a doubt whether we will continue as a going concern.

As described in Note 6 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company.  This means there is substantial doubt we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business.  As such we may have to cease operations and investors could lose part or all of their investment in the Company.

We do not have any additional source of funding for our business plans and may be unable to find any such funding if and when needed, resulting in the failure of our business.

Other than the Shares offered by this Prospectus, no other source of capital has been identified or sought.  As a result, we do not have an alternate source of funds should we fail to complete this offering.  If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital through this Offering, we will be faced with several options:

1.   abandon our business plans, cease operations and go out of business;

2.   continue to seek alternative and acceptable sources of capital; or

3.   bring in additional capital that may result in a change of control.

In the event of any of the above circumstances, you could lose a substantial part or all of your investment.  In addition, there can be no guarantee that the total proceeds raised in this Offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable.  As a result, you could lose any investment you make in our shares.

Risks Associated With This Offering

The Shares being offered are defined as "penny stock." The rules imposed on the sale of the Shares may affect your ability to resell any shares you may purchase, if at all.

The Shares being offered are defined as a “penny stock” under the Securities and Exchange Act of 1934, and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this Offering in the public markets.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•

Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,

•

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

The Shares offered by the Company through this Offering will be sold without an underwriter and we may be unable to sell any shares.

This Offering is being conducted on a “best-efforts” basis, that is, we are not going to engage the services of an underwriter to sell the Shares; we intend to sell them through our officers and two of our directors, who will receive no commissions.  They will offer the Shares to friends, relatives, acquaintances, and business associates; however, there is no guarantee that they will be able to sell any of the Shares.  Unless they are successful in selling all of the Shares and receiving all of the proceeds from this Offering, we may have to seek alternative financing to implement our business plans.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

There currently is no public trading market for our common stock.  Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.  We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement.  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.  Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.  Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Verde or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares.  As a result an investment in the Shares may be illiquid in nature and investors could lose some or all of their investment in the Company.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $15,000 cost of this Registration Statement to be paid from our cash on hand or cash received by way of the sale of Shares.  Going forward, the Company will have ongoing SEC compliance and reporting obligations.  Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs.  In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

Our officer and directors own 100% of the outstanding shares of our common stock.  After the completion of this Offering, they will beneficially own 55.6% of the outstanding shares.  If they choose to sell their shares in the future, it might have an adverse effect on the price of our stock.

Due to the controlling amount of their share ownership in our Company, if our officer and directors decide to sell their shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution to the value of their stock.  Unless registered in the future, if our officer and directors decide to sell any of their common stock, they will be subject to Rule 144 under the 1933 Securities Act.  Rule 144 restricts the ability of a director or officer (affiliate) to sell shares by limiting the sales of securities made under Rule 144 during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

Our directors will control and make corporate decisions that may differ from those that might be made by the other shareholders.

Due to the controlling amount of their share ownership in our Company, our directors will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control.  Their interests may differ from the interests of other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Inability and unlikelihood to pay dividends

To date, we have not paid, nor do we intend to pay in the foreseeable future, dividends on our common stock, even if we become profitable.  Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders.  Prospective Investors will likely need to rely on an increase in the price of Company stock to profit from his or her investment.  There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase.  If Prospective Investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price.  The potential or likelihood of an increase in share price is questionable at best.

USE OF PROCEEDS

The following table details the Company’s intended use of proceeds from this Offering, for the first twelve (12) months after successful completion of the Offering.  None of the expenditures itemized are listed in any particular order of priority or importance.  Since the Company does not intend to pay any Offering expenses from the proceeds from this Offering, and assuming that 100% of the Offering is sold ($80,000), the gross aggregate proceeds will be allocated as follows:

Expenditure Item**
Property Work	$ 7,500
Supervision	2,500
Property Payment	5,000
BLM Claim Fees	840
Professional Fees	20,000
Office and Miscellaneous Expenses	10,000
Cash on Hand	34,160
Total	$80,000

**The above expenditures are defined as follows:

Property Work:  Work proposed is a Biogeochemistry sampling which will sample along the main strike of the property and will also sample at the fault area on the southern end of the claims.  The work will be done by a skilled technician.  This includes trucks, accommodations and surveying in grid lines to guide the work.

Supervision:  This item refers to the fee of hiring someone to supervise the work.

Property Payment:  This item refers to the fee owing by May 17, 2011, per our mineral claim purchase agreement with Gold Explorations, LLC.

BLM Claim Fees:  This item refers to the cost of maintaining our 6 lode mining claims on an annual basis.  Currently the Bureau of Land Management (BLM) charges $140 per claim per year, to be paid by September 1st.

Professional Fees:  This item refers to all legal services and accounting fees that will be incurred by the Company.

Office and Miscellaneous Expenses:  These are the costs of operating our offices, including telephone services, mail, stationary, acquisition of office equipment and supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

There is no assurance that we will be able to raise the entire $80,000 with this Offering.  The following chart details how we will use the proceeds if we raise only 75%, 50%, or 25% of this Offering:

	25%	50%	75%
Property Work	$-	$7,500	$7,500
Supervision	-	2,500	2,500
Property Payment	-	5,000	5,000
BLM Claim Fees	-	840	840
Professional Fees	20,000	20,000	20,000
Office and Miscellaneous Expenses	-	4,160	10,000
Cash on Hand	-	-	14,160
Totals	$20,000	$40,000	$60,000

There is no minimum amount we are required to raise in this Offering and any funds received will be immediately available to us.

If only 75% of this Offering is sold, we estimate having sufficient capital for our first year of operations.

If only 50% of this Offering is sold, we would have to prioritize our expenses in order of importance.  We estimate that this would provide sufficient capital to cover expected professional fees (legal and accounting), mineral property payments, and then mineral exploration for the year, but would limit how much funds would be allocated to office and miscellaneous expenses.  At 50% we would not have any extra cash on hand for emergencies, as we could need additional cash for office and miscellaneous expenses.

If we raise less than 50%, we will have difficulty in implementing our plan of operations.  Our expenses would be further prioritized in order of importance and would affect how we allocate funds for our planned exploration expenses in the first year.  We would allocate the first $20,000 to professional fees as this is required to maintain reporting status with the SEC during the next 12 months.  From there we would need to pay the property payment and BLM fees or we would lose our rights to the 6 mineral claims and any funds left over, if any, would be allocated to office and miscellaneous expenses.

If only 25% of this Offering is sold, we would only have sufficient capital to cover professional fees.  We would not be able to cover annual property maintenance and/commitment fees.  We would be required to raise additional funds to be able to keep our mineral claim rights and to be able to do any exploration work.

No proceeds from this Offering will be paid to the officer or directors in the form of commissions, salary or other compensation.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to the Company’s assets, book value, historical earnings, or net worth.  In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this Offering.  Accordingly, the Offering Price should not be considered an indication of the actual value of our securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the Offering price of the Shares being offered.  Dilution of the value of the Shares you purchase is also a result of the lower book value of shares of our common stock held by our existing stockholders.

As of September 30, 2010, the net tangible book value of our shares of common stock was approximately $7,542 or approximately $0.003 per share based upon 2,500,000 shares outstanding.

Following is a table detailing dilution to investors if 100%, 75%, 50%, or 25% of the offering is sold:

	100% (2,000,000 Shares)	75% (1,500,000 Shares)	50% (1,000,000 Shares)	25% (500,000 Shares)
Net Tangible Book Value Per Share Prior to Stock Sale	0.003	0.003	0.003	0.003
Net Tangible Book Value Per Share After Stock Sale	0.019	0.017	0.014	0.009
Increase in net book value per share due to stock sale	0.016	0.014	0.011	0.006
Dilution (subscription price of $0.04 less NBV per share) to purchasing shareholders	(0.021)	(0.023)	(0.026)	(0.031)

PLAN OF DISTRIBUTION

Shares Offered by the Company will be Sold by Our Officer and Directors

This is a self-underwritten (“best-efforts”) offering.  This Prospectus is part of a registration statement that permits our officer and directors to sell the Shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer.  Our officer and two of our directors will sell the Shares and intend to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officer and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934.  The officer and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.

a.

Our officer and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation, and,

b.

Our officer and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and

c.

Our officer and directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.

Our officer and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended to primarily perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding twelve months, and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, directors, control persons, and affiliates of same do not intend to purchase any shares in this Offering.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share and 50,000,000 shares of preferred stock, par value $0.001.

Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.  All shares of Common Stock now outstanding are fully paid for and non-assessable and all shares of Common Stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable.  Reference is made to the Company’s Articles of Incorporation, By-laws, and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

While our Certificate of Incorporation authorizes the issuance of 50,000,000 shares of preferred stock, $0.001 par value per share, no preferred shares have been issued nor are contemplated to be issued in the near future.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Dividend Policy

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions, and such other factors as the Board of Directors may deem relevant.

Terms of the Offering

The Shares offered will be sold at the fixed price of $0.04 per share until the completion of this Offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering will commence on the date the registration statement is declared effective (which also serves as the date of this Prospectus) and will continue for a period of 270 days, unless the Offering is completed by or otherwise terminated by us (the “Expiration Date”).

This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will be selling all of the 2,000,000 shares of common stock we are offering as a self-under-written offering.  There is no minimum amount we are required to raise in this Offering and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by the Company, are irrevocable.  All checks or certified funds for subscriptions should be made payable to “Verde Resources, Inc.”

Right to Reject Subscription

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Registrant or any of its parents or subsidiaries.  Nor was any such person connected with the Registrant or any of its parents or subsidiaries as a promoter, manager or principal underwriter, voting trustee, director, officer, or employee.

Parsons/Burnett/Bjordahl/Hume, LLP, of Bellevue, Washington, an independent legal counsel, has provided an opinion on the validity of Verde’s common stock.

Legal – James B. Parsons

Parsons/Burnett/Bjordahl/Hume, LLP

10900 N.E. 4th Street, Suite 1850
Bellevue, WA 98004

425-451-8036 (office)
425-451-8568 (fax)

The financial statements included in this filing have been audited by the independent audit firm of Child, Van Wagoner & Bradshaw, PLLC, of Salt Lake City, Utah.

Child, Van Wagoner & Bradshaw, PLLC

5296 South Commerce Drive

Suite 300

Salt Lake City, UT 84107

801-281-4700 (office)

801-281-4701 (fax)

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

We were incorporated in the State of Nevada on April 22, 2010.  We are an exploration stage corporation.  An exploration stage corporation is one engaged in the search of mineral deposits or reserves which are not in either the development or production stage.  We intend to conduct exploration activities on the Payday Claims, Esmeralda County, Nevada.  We maintain our statutory registered agent's office at Corporate Direct, Inc., 2248 Meridian Blvd Ste H, Minden, NV 89423 and our business office is located at 905 Ventura Way, Mill Valley, CA 94941.  This is our mailing address as well.  Our telephone number is (415) 860-5192.  At present, we do not pay rent.  The business address is provided to us at no charge by the Company’s sole officer, Stephen Spalding.

There is no assurance that a commercially viable mineral deposit exists on the property and further exploration will be required before a final evaluation as to the economic feasibility is determined.

We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause our plans to change.

Background

On May 17, 2010, we executed a Mineral Claim Purchase Agreement with Gold Explorations, LLC, an unrelated third party that holds title to the property.  Under the terms of the purchase agreement, we have the right to explore for gold on 120 acres.  The property is comprised of 6 lode mining claims in Esmeralda County, Nevada.  The terms of the agreement provide that we will pay Gold Explorations, LLC $10,000 upon signing and transfer of title, which we have completed.  Additional payments are due as follows: $5,000 one year after signing, $10,000 two years after signing, $10,000 three years after signing, $10,000 four years after signing, and a final payment of $55,000 five years after signing.

We are to make exploration expenditures in the amount of $50,000 USD over five years.  The exploration program, prepared by Steve Karolyi, in the amount of $10,000 USD, shall be part of this expenditure commitment and this work shall be done in 2011.

We may terminate the agreement upon giving thirty (30) days notice.  The property is subject to the rules and regulations of the Bureau of Land Management (BLM).  We will be exploring for mineralized material.  Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal.  The Agreement grants us the right to enter the property with our employees, representatives and agents, and to prospect, explore, test, develop, work, and mine the property.

We will be responsible for payment of any taxes and maintenance fees due to the BLM for 2010 (paid August 2010) and every year thereafter.  Pursuant to the agreement, it is understood and agreed that in the event either party stakes additional claims within one mile of the existing outer boundary of the Payday claims, those claims will become part of this agreement.

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion, and rely upon the sale of our securities and loans from our officer and two of our directors to fund operations.

Claims

The property consists of 6 lode claims.  The claims have been legally located and filed with the Esmeralda County, Nevada.  A fee of $140 per claim was paid in August 2010, to the Bureau of Land Management (BLM).  The annual fees payable to the BLM currently amount to $140 per claim per year to keep the claims valid.  The next annual fee will be due on or before September 1, 2011.

The following is a list of claim numbers, location, and date of recording of our claims:

Claim No	Location	Date of Recording
Payday #1	Sec.19, T2S, R41E, MDBM	May 4, 2010
Payday #2	Sec.19, T2S, R41E, MDBM	May 4, 2010
Payday #3	Sec.19, T2S, R41E, MDBM, Sec.18, T2S, R41E, MDBM	May 4, 2010
Payday #4	Sec.19, T2S, R41E, MDBM, Sec.18, T2S, R41E, MDBM	May 4, 2010
Payday #5	Sec.18, T2S, R41E, MDBM	May 4, 2010
Payday #6	Sec.18, T2S, R41E, MDBM	May 4, 2010

In total 6 lode mineral claims.

Location and Access

The Payday claims are located in the Walker Lane lineament of Esmeralda County, Nevada, a prominent mineralized area in Nevada.  As per the enclosed map, the property is 20 miles via the pole line road from Tonopah, Nevada, the County seat of Nye County and the location for supplies.  The paved road from Goldfield (14 miles) and Silver Peak (12 miles) passes within 1

½ miles of the property which is at an elevation of 5,500 feet.  A 4x4 accessible road of 2.8 miles reaches the south end of the claims.  Access and work are possible all year long.

History

In Tonopah, County seat of Nye County, Nevada, silver was discovered in 1900.  The discovery was reportedly made by a freighter’s wife, Mrs. Butler, who picked up a rock to throw at one of the mules and discovered the ore. Tonopah, primarily a silver camp, has produced 1.8 million oz of gold.  This town is about 20 miles from the Payday claims.

Silver Peak in Esmeralda County is about 14 miles to the west of the Payday claims and was discovered in 1863.  It has been a gold and silver camp.  Silver Peak has produced 560,000 oz of gold to 1959.

Goldfield is about 25 miles south of Tonopah and is the County seat of Esmeralda County.  The town is about 15 miles south east of the Payday claims.  Gold in Goldfield was originally discovered about 1900, but was abandoned because of “little promise.” It was then rediscovered about 1902.  The camp has produced 4,104,800 oz of gold to 1959, 1,450,000 oz of silver, 7.5 million pounds of copper, and some lead.

Geology

The Payday location is included in the Walker Lane lineament.  The claims follow a thrust fault and a high angle fault from north to south.

The rocks here are Cambrian Harkless formation (Eh on the map), a dominantly green siltstone.  This mineral is exposed in a prospect pit (early 1900s) at the south end of the property.  In contact with this formation is Cambrian Poleta formation (Ep on the map), mostly thick bedded carbonate in the lower part overlain by green siltstone with limestone and quartzite interbeds.  In contact with the Harkless and across the wash at the south end of Payday is Cambrian Campito formation (Eca on the map) of the Andrews Mountain Member, dominantly dark grey fine grained quartzite.

Not shown on the map but apparent on the ground is a fault running more or less east and west in the wash at the point of the red arrow, and under the alluvium shown in bright yellow on the map and delineated (Qal).  This area has brecciated, fractured, altered, and rust-stained rock exposed in early pits.

Glossary of Mining Terms

“Alluvium”	Alluvium is loose, unconsolidated (not cemented together into a solid rock), soil or sediments, eroded, deposited, and reshaped by water in some form in a non-marine setting.
“Anomaly”	Something which deviates from the standard or expected
“Breccia”	Breccia is a rock composed of broken fragments of minerals or rock cemented together by a fine-grained matrix that may be similar to or different from the composition of the fragments.
“Cambrian”	The Cambrian is the first geological period of the Paleozoic Era, lasting from 542 ± 0.3 million years ago to 488.3 ± 1.7 million years ago.
“Carbonate”

In geology and mineralogy, the term "carbonate" can refer both to carbonate minerals and carbonate rock (which is made of chiefly carbonate minerals), and both are dominated by the carbonate ion, CO2-3.  Carbonate minerals are extremely varied and ubiquitous in chemically-precipitated sedimentary rock.

"Gold" or “Au”	A heavy, soft, yellow, ductile, malleable, metallic element. Gold is a critical element in computer and communications technologies
“Mineral claim”	A portion of land held either by a prospector or a mining company
“Quartzite”	Quartzite is a hard metamorphic rock which was originally sandstone. Sandstone is converted into quartzite through heating and pressure usually related to tectonic compression.
“Siltstone”	Siltstone is a sedimentary rock which has a grain size in the silt range, finer than sandstone and coarser than claystones.
“Thrust fault”

A thrust fault is a type of fault, or break in the Earth's crust across which there has been relative movement, in which rocks of lower stratigraphic position are pushed up and over higher strata.  They are often recognized because they place older rocks above younger.

Location Map

LONE MOUNTAIN
PAYMASTER CANYON
LINE
Klondike
Alkali Flat
Ramsey Well
Dismantled railroad
THE MONOCLINE
GOAT ISLAND
ANGEL ISLAND
ALCATRAZ ISLAND
CLAYTON VALLEY
Sand dunes
MONTEZUMA PEAK
Abandoned pipeline

Proposed Work

Our proposed exploration program, to be completed in the first year, is estimated to cost $10,000, as follows:

•

Property work - $7,500

•

Supervision -  $2,500

Our Proposed Exploration Program

Our exploration program involves biogeochemistry surveys, which involves the collection and chemical analysis of whole plants, selected parts of plants, or humus.  Biogeochemistry methods are based on the fact that during chemical weathering, the mobilized elements are concentrated as dissolved ions in soil moisture, and by complex mechanisms, become available to plants.  Elements migrate to various parts of the plant or tree and, by judicious selection of the parts of the plant to be subjected to analysis (biogeochemistry), anomalies may be found which are indicative of mineralization.  Interest in the chemical analysis of vegetation, particularly trees, is based primarily on the fact the roots of some species reach depths of 100 feet or more and often spread over considerable distance so that a large volume of soil is sampled by their root system.  In such cases, analysis of appropriate parts of the tree (such as bark, twigs, needles, leaves) may reveal buried mineralization.

The biogeochemistry sampling will cost $7,500 and will return 100 samples.  On the Payday claims, the proposed sampling will be along the main strike of the property and the fault area on the southern end of the claims.  This work will be done by a skilled technician, sampling sage brush.  The samples are then reduced to ash and the ash analyzed.

The cost of supervision is $2,500, which includes trucks and accommodations and surveying in grid lines to guide the work.

The objective of this work would be to determine if there is an economically recoverable gold resource on this property.  This initial phase of work will provide enough information to allow the Company to decide whether or not to proceed to the next phase of exploration.

The costs of our work program were provided by Steve Karolyi. Mr. Karolyi joined our Board of Directors on October 29, 2010.  We will begin exploration activity after this public Offering is completed.

We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success.  That is because we have a piece of raw land and we intend to look for a gold ore body.  We may or may not find an ore body.  Our purchase agreement grants us the right to enter on the property with our employees, representatives and agents, and to prospect, explore, test, develop, work and mine the property.  We hope we do, but it is impossible to predict the likelihood of such an event.  In addition, the nature and direction of the exploration may change depending upon initial results.  Because we have not found economic mineralization, it is impossible to project future revenue generation.

Competition

The gold mining industry is fragmented, that is there are a large number of gold prospectors and producers, small and large.  We do not compete with anyone.  That is because there is no competition for the exploration or removal of minerals from the claims we will be exploring.  We will either find gold on the property or not.  If we do not, we will cease or suspend operations.  We are one of the smallest exploration companies in existence.  We are an infinitely small participant in the gold mining market.  Readily available gold markets exist in the United States and around the world for the sale of gold.  Therefore, we will be able to sell any gold that we are able to recover.

Regulations

Our mineral exploration program is subject to the regulations of the Bureau of Land Management.

The prospecting on the property is provided under the existing 1872 Mining Law and all permits for exploration and testing must be obtained through the local Bureau of Land Management (BLM) office of the Department of Interior.  Obtaining permits for minimal disturbance as envisioned by this exploration program will require making the appropriate application and filing of the bond to cover the reclamation of the test areas.  From time to time, an archeological clearance may need to be contracted to allow the testing program to proceed.

Claim/Rental Fee Requirements

A mining claim location notice must be filed with the BLM within 90 days from the date of location of the claim or site and must also be filed with the County Recording Office.

All new locations must be accompanied by the required fees of a $15 service charge, $34 location fee, and a $140 maintenance payment fee for the first year of location, for a total of $189 per claim or site.  Claims will expire September 1st, if annual filings are not made.

By September 1of every year or before, a $140 maintenance payment fee must be paid to the BLM.  Once a claim is serialized, an annual filing must be made on or before September 1, of each year to maintain the claim.  Because we have fewer than 10 claims, we may choose to file either the maintenance fee payment or file the Maintenance Fee Waiver certification (a.k.a. small miner’s waiver).  If we choose to file a small miner’s waiver, then we must also perform $100 worth of labor or improvements on all lode claims during the assessment year (September 1, noon through September 1, noon).  An Assessment Work Notice (Proof of Labor) form must be filed on or before December 30, along with the $10 filing fee per claim.  A small miner’s waiver is short for maintenance fee payment waiver certification.  A small miner’s waiver may be filed by those claimants holding 10 or fewer claims, instead of paying the $140 maintenance fee by September 1, of each year.  If we choose to file a small miner’s wavier, we must also perform assessment work and file an assessment work notice by December 30 of each year.

Some of the activities that qualify for assessment work are construction and maintenance of access roads, development drilling and sampling, and buildings that benefit the claim.

Mining Claims On State Land

The Nevada law authorizing location of claims on State Lands was repealed in 1998.  Acquisition of mineral rights on Nevada trust land can only be accomplished by application for a prospecting permit, mineral lease, or lease of common variety materials.

We are in compliance with all laws and will continue to comply with the laws in the future.  We believe that compliance with the laws will not adversely affect our business operations.

We are responsible to provide a safe working environment, not disrupt archaeological sites and conduct our activities to prevent unnecessary damage to the property.

Gold Explorations, LLC (Steve Karolyi), will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations.  At that point, a permit from the BLM would be required.  Also, we would be required to comply with the laws of the State of Nevada and federal regulations.  We anticipate no discharge of water into active stream, creek, river, lake, or any other body of water regulated by environmental law or regulation.  No endangered species will be disturbed.  Restoration of the disturbed land will be completed according to law.  All holes, pits, and shafts will be sealed upon abandonment of the property.  It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

Exploration stage companies have no need to discuss environmental matters, except as they relate to exploration activities.  The only "cost and effect" of compliance with environmental regulations in the State of Nevada is returning the surface to its previous condition upon abandonment of the property.  We will only be using "non-intrusive" exploration techniques and will not leave any indication that a sample was taken from the area.  Gold Explorations, LLC, and its employees will be required to leave the area in the same condition as they found it.

Subcontractors

We intend to use the services of Gold Explorations, LLC, who will supervise the subcontractors for exploration work on our properties.

Number of Employees

Verde has no employees.  The officer and two of the directors are donating their time to the development of the Company, and intend to do whatever work is necessary in order to bring us to the point of earning revenues.  Mr. Karolyi, who is the general manager of Gold Explorations, LLC, was appointed to the Board of Directors on October 29, 2010.  Mr. Karolyi, through his association with Gold Explorations, LL, will receive compensation for the work and exploration programs performed on the property, as previously described herein.  We have no other employees, and do not foresee hiring any additional employees in the near future.

Reports to Security Holders

We will be filing this Prospectus as part of a Form S-1 filing with the SEC and will file reports, including quarterly and annual reports, with the Commission pursuant to Section 12(b) or (g) of the Exchange Act.  These reports and any other materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  The Company files its reports electronically with the SEC.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is http://www.sec.gov.

Description of Property

Verde’s principal place of business and corporate offices are located at 905 Ventura Way, Mill Valley, CA 94941, the telephone number is (415) 860-5192.  The office is a home office in the principal residence of the officer and director, Stephen Spalding.  At the moment, we do not pay rent.

We have no other property at this time.  However, we intend to conduct exploration activities on one property.  Record title to the property upon which we intend to conduct exploration activities is not held in our name.  The property is owned by the Bureau of Land Management (BLM).  The right to mine the claims has been obtained by Gold Explorations, LLC, of Minden, Nevada.  Verde entered into an option agreement to purchase the claims through a five year payment program totaling $100,000 and a five year work program totaling $50,000.  We intend to conduct exploration activities on the Payday Claims located in Esmeralda County, Nevada.  The one property consists of six (6) lode mining claims.  We intend to explore for gold on the property.

Legal Proceedings

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

There is presently no public market for our common stock.  We anticipate applying for quotation of our common stock on the FINRA (Financial Industry Regulatory Authority) operated OTCBB upon the effectiveness of the registration statement of which this Prospectus forms a part.  However, we can provide Investors with no assurance that our common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Our Common Stock

As of the date of this Prospectus, we have two (2) stockholders, who are also the officer and two of the directors of Verde Resources, Inc.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Rule 144 Shares

The 2,500,000 presently outstanding shares of common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a six-month holding period for such restricted securities may sell, within any three month period, provided the Company is current in its reporting obligations under the Exchange Act, and subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  Our officer and two of our directors own 2,500,000 restricted shares, or 100% of the outstanding common stock.  When these shares become available for resale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company’s common stock in any market that might develop.

Rule 144 is not available for either a reporting or non-reporting shell company unless the company: (1) has ceased to be a shell company; (2) is subject to the Exchange Act reporting obligations; (3) has filed all required Exchange Act reports during the preceding twelve months; and (4) at least one year has elapsed from the time the company filed with the SEC, current Form 10 type information reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.  As such, all restricted securities presently held by the founders and existing shareholders of our Company may not be resold in reliance on Rule 144 until (1) we file Form 10 information with the SEC when we cease to be a “shell company”’ (2) we have filed all reports as required by Section 13 or 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

Reports

Following the effective date of this Registration Statement we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

Transfer Agent

As at this date we have not engaged a stock transfer agent for our securities.

Financial Statements

The following financial statements are included herewith:

VERDE RESOURCES, INC.

(An Exploration Stage Company)

INDEX TO AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD OF ARPIL 22, 2010 (INCEPTION) TO SEPTEMBER 30, 2010

Page(s)

Report of Independent Registered Public Accounting Firm

29

Balance Sheets as at September 30, 2010 and June 30, 2010

30

Statements of Operations for the Three Months Ended September 30, 2010,

for the period from Inception (April 22, 2010) to June 30, 2010, and

Cumulative from Inception (April 22, 2010) to September 30, 2010

31

Statement of Changes in Stockholders’ Equity for the Period of Inception

(April 22, 2010) to September 30, 2010

32

Statements of Cash Flows for the Three Months Ended September 30, 2010,

for the period from Inception (April 22, 2010) to June 30, 2010, and

Cumulative from Inception (April 22, 2010) to September 30, 2010

33

Notes to Financial Statements

34

Child,
Van Wagoner
& Bradshaw,
PLLC
CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders
Verde Resources, Inc.
Mill Valley, CA

We have audited the accompanying balance sheets of Verde Resources, Inc. (an exploration stage company) (the "Company") as of September 30, 2010 and June 30, 2010, and the related statements of operations, changes in stockholders' equity, and cash flows for the three months ended September 30, 2010, the period of April 22, 2010 (date of inception) through June 30, 2010, and the period of April 22, 2010 (date of inception) through September 30, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2010 and June 30, 2010, and the results of its operations and cash flows for the three months ended September 30, 2010, the period of April 22, 2010 (date of inception) through June 30, 2010, and the period of April 22, 2010 (date of inception) through September 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has not generated revenues from operations and has incurred net losses since inception. This raises substantial doubt about the Company's ability to meet its obligations and to continue as a going concern. Management's plans in regard to this matter are described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, UT
November 30, 2010

SALT LAKE CITY
5296 South Commerce Dr.
Suite 300
Salt Lake City, Utah 84107
Phone: 801.281.4700
Fax: 801.281.4701

KAYSVILLE
1284 West Flint Meadow Dr.
Suite D
Kaysville, Utah 84037
Phone: 801.927.1337
Fax: 801.927.1344

HONG KONG
Suite A, 5/F
Max Share Centre
373 King's Road
North Point, Hong Kong
Phone: +(852) 21 555 333
Fax: +(852) 21 165 222

www.cpaone.net

Verde Resources, Inc. (An Exploration Stage Company) Balance Sheets

	As at	As at
	September 30,	June 30,
	2010	2010
ASSETS
Current Assets
Cash and cash equivalents	$4,209	$7,579
Prepaid expenses	3,333	5,633
Total Current Assets	7,542	13,212

TOTAL ASSETS	$7,542	$13,212

LIABILITIES AND STOCKHOLDERS’ EQUTIY
Current Liabilities
Accounts payable and accrued liabilities	$-	$-

TOTAL LIABILITIES	-	-

STOCKHOLDERS’ EQUITY (note 3)
Preferred stock, par value $0.001, 50,000,000 shares
authorized, none issued and outstanding	-	-
Common Stock, par value $0.001, 100,000,000 shares
authorized, 2,500,000 shares issued and outstanding	2,500	2,500
Additional paid-in capital	22,500	22,500
Deficit accumulated during the exploration stage	(17,458)	(11,788)
Total Stockholders’ Equity	7,542	13,212

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,542	$13,212

The accompanying notes are an integral part of these financial statements.

Verde Resources, Inc. (An Exploration Stage Company) Statements of Operations

			Cumulative
	Three Months	From Inception	From Inception
	Ended	(April 22, 2010) to	(April 22, 2010) to
	September 30,	June 30,	September 30,
	2010	2010	2010

REVENUES:	$-	$-	$-

OPERATING EXPENSES:
Mining property costs	840	10,000	10,840
General and administrative	30	96	126
Professional fees	4,800	1,692	6,492
Total Operating Expenses	5,670	11,788	17,458

OTHER INCOME (EXPENSE)	-	-	-

NET LOSS APPLICABLE TO COMMON SHARES	$(5,670)	$(11,788)	$(17,458)

Basic and Diluted Loss per Common Share	$(0.00)	$(0.02)

Weighted Average Number of Common Shares Outstanding	2,500,000	585,714

The accompanying notes are an integral part of these financial statements.

Verde Resources, Inc. (An Exploration Stage Company) Statement of Changes in Stockholders’ Equity For the Period of Inception (April 22, 2010) to September 30, 2010

	Common Shares		Additional Paid-In	Deficit Accumulated During the Exploration	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Balance- April 22, 2010 (Inception)	-	$-	$-	$-	$-

Common shares issued for cash at
$0.01 per share, May 4, 2010	500,000	500	4,500	-	5,000
Common shares issued for cash at
$0.01 per share, June 25, 2010	2,000,000	2,000	18,000	-	20,000
Loss for the period	-	-	-	(11,788)	(11,788)

Balance – June 30, 2010	2,500,000	2,500	22,500	(11,788)	13,212

Loss for the period	-	-	-	(5,670)	(5,670)
Balance – September 30, 2010	2,500,000	$2,500	$22,500	$(17,458)	$7,542

The accompanying notes are an integral part of these financial statements.

Verde Resources, Inc. (An Exploration Stage Company) Statements of Cash Flows

			Cumulative
	Three Months	From Inception	From Inception
	Ended	(April 22, 2010) to	(April 22, 2010) to
	September 30,	June 30,	September 30,
	2010	2010	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,670)	$(11,788)	$(17,458)

Changes in Operating Assets and Liabilities:
Decrease (Increase) in prepaid expenses	2,300	(5,633)	(3,333)
Net cash used in operating activities	(3,370)	(17,421)	(20,791)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by (used in) investing activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash	-	25,000	25,000
Net cash provided by financing activities	-	25,000	25,000

Net increase (decrease) in cash and cash equivalents	(3,370)	7,579	4,209

Cash and cash equivalents - beginning of period	7,579	-	-

Cash and cash equivalents - end of period	$4,209	$7,579	$4,209

Supplemental Cash Flow Disclosure:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

Verde Resources, Inc.

(An Exploration Stage Company)

Notes to Financial Statements

For the Period of April 22, 2010 (Inception) to September 30, 2010

NOTE 1 -

ORGANIZATION AND DESCRIPTION OF BUSINESS

Verde Resources, Inc. (the “Company”) was incorporated on April 22, 2010 in the State of Nevada, U.S.A.  The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is June 30.

The Company is an exploration stage company that intends to engage principally in the acquisition, exploration, and development of resource properties. The Company signed an option agreement to acquire a property (Note 5). Prior to this, the Company’s activities have been limited to its formation and the raising of equity capital.

Exploration Stage Company

The Company is considered to be in the exploration stage as defined in FASC 915-10-05 “Development Stage Entities,” and interpreted by the Securities and Exchange Commission for mining companies in Industry Guide 7.  The Company is devoting substantially all of its efforts to the development of business plans and the acquisition of mineral properties.

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties, and markets that could affect the financial statements and future operations of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $4,209 and $7,579 in cash and cash equivalents at September 30, 2010 and June 30, 2010, respectively.

Mineral Acquisition and Exploration Costs

The Company has been in the exploration stage since its formation on April 22, 2010 and has not yet realized any revenue from its planned operations. It has been primarily engaged in the acquisition, exploration, and development of mining properties.  Mineral property acquisition and exploration costs are expensed as incurred.  When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized.  Such costs will be amortized using the units-of-production method over the estimated life of the probable reserves.

Start-Up Costs

In accordance with FASC 720-15-20, “Start-up Costs,” the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Verde Resources, Inc.

(An Exploration Stage Company)

Notes to Financial Statements

For the Period of April 22, 2010 (Inception) to September 30, 2010

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Income or (Loss) Per Share of Common Stock

The Company has adopted FASC Topic No. 260, “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.

The following table sets forth the computation of basic and diluted earnings per share:

	Three Months	From Inception
	Ended	(April 22, 2010) to
	September 30,	June 30,
	2010	2010

Net loss applicable to Common Shares	$(5,670)	$(11,788)

Weighted average common shares
outstanding (Basic)	2,500,000	585,714
Options	-	-
Warrants	-	-
Weighted average common shares
outstanding (Diluted)	2,500,000	585,714

Net loss per share (Basic and Diluted)	$(0.00)	$(0.02)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Risks and Uncertainties

The Company operates in the resource exploration industry that is subject to significant risks and uncertainties, including financial, operational, technological, and other risks associated with operating a resource exploration business, including the potential risk of business failure.

Verde Resources, Inc.

(An Exploration Stage Company)

Notes to Financial Statements

For the Period of April 22, 2010 (Inception) to September 30, 2010

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Environmental Expenditures

The operations of the Company have been, and may in the future be, affected from time to time in varying degree by changes in environmental regulations, including those for future reclamation and site restoration costs.  Both the likelihood of new regulations and their overall effect upon the Company vary greatly and are not predictable.  The Company’s policy is to meet or, if possible, surpass standards set by relevant legislation by application of technically proven and economically feasible measures.

Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against earnings as incurred or capitalized and amortized depending on their future economic benefits.  All of these types of expenditures incurred since inception have been charged against earnings due to the uncertainty of their future recoverability.  Estimated future reclamation and site restoration costs, when the ultimate liability is reasonably determinable, are charged against earnings over the estimated remaining life of the related business operation, net of expected recoveries.

Recent Accounting Pronouncements

In June 2009, the FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

Statement of Financial Accounting Standards (“SFAS”) No. 165 (ASC Topic 855), “Subsequent Events,” SFAS No. 166 (ASC Topic 810), “Accounting for Transfers of Financial Assets-an Amendment of FASB Statement No. 140”, SFAS No. 167 (ASC Topic 810), “Amendments to FASB Interpretation No. 46(R),” and SFAS No. 168 (ASC Topic 105), “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles- a replacement of FASB Statement No. 162” were recently issued. SFAS No. 165, 166, 167, and 168 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Accounting Standards Update (“ASU”) ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures – Overall, ASU No. 2010-19 (ASC Topic 605), Multiple Deliverable Revenue Arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU’s No. 2009-2 through ASU No. 2010-26 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 3 -   CAPITAL STOCK

Authorized Stock

The Company has authorized 100,000,000 common shares and 50,000,000 preferred shares, both with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Verde Resources, Inc.

(An Exploration Stage Company)

Notes to Financial Statements

For the Period of April 22, 2010 (Inception) to September 30, 2010

NOTE 3 -   CAPITAL STOCK (continued)

Share Issuance

Since inception (April 22, 2010) to September 30, 2010, the Company has issued 2,500,000 common shares at $0.01 per share, resulting in total cash proceeds of $25,000, being $2,500 for par value shares and $22,500 for capital in excess of par value.  There were 2,500,000 common shares issued and outstanding at September 30, 2010 and June 30, 2010.  Of these shares, 2,500,000 were issued to directors and an officer of the Company.

There are no preferred shares outstanding.  The Company has no stock option plan, warrants or other dilutive securities.

NOTE 4 -

PROVISION FOR INCOME TAXES

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under FASC 740-10-25 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years.

Exploration stage deferred tax assets arising as a result of net operating loss carryforwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carryforwards generated during the period from April 22, 2010 (date of inception) through September 30, 2010 of $17,458 will begin to expire in 2030. Accordingly, deferred tax assets of approximately $6,100 (assuming an effective maximum statutory rate of 35%) were offset by the valuation allowance that increased by approximately $2,000 and $4,100 for the three months ended September 30, 2010 and the period of April 22, 2010 (inception) to June 30, 2010, respectively.

The Company follows the provisions of uncertain tax positions as addressed in FASC 740-10-65-1. The Company recognized approximately no increase in the liability for unrecognized tax benefits.

The Company has no tax position at September 30, 2010 and June 30, 2010 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties at September 30, 2010 and June 30, 2010. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended exploration stage activities.

NOTE 5 -

MINERAL PROPERTY COSTS

By agreement dated May 17, 2010 with Gold Explorations, LLC, of Minden, Nevada, the Company acquired an option to earn a 100% undivided interest in certain properties consisting of 6 unpatented mineral claims, located in Esmeralda County, Nevada, USA.

Verde Resources, Inc.

(An Exploration Stage Company)

Notes to Financial Statements

For the Period of April 22, 2010 (Inception) to September 30, 2010

NOTE 5 -

MINERAL PROPERTY COSTS (continued)

Upon execution of the agreement, Gold Explorations, LLC transferred 100% interest in the mineral claims to the Company for $100,000 to be paid, at the Company’s option, as follows:

Cash Payments
Upon signing of the agreement and transfer of title (paid)	$	$ 10,000
On or before May 17, 2011		5,000
On or before May 17, 2012		10,000
On or before May 17, 2013		10,000
On or before May 17, 2014		10,000
On or before May 17, 2015		55,000
		$ 100,000

All payments shall be made within 30 days of the due date or the Property and all rights will revert back to Gold Explorations, LLC.

In addition, the Company must incur exploration expenditures of $50,000 on the Property by May 17, 2015.  The Company has a report recommending a work program of $10,000.  The program was prepared by the general manager of Gold Explorations, LLC, Mr. Steve Karolyi, who was appointed to our Board of Directors October 29, 2010 (NOTE 7).  A Bio Gem Chem sampling is proposed which will sample along the main strike of the property and will also sample at the fault area on the southern end of the claims.  The recommended program will be part of the expenditure commitment and must be completed in 2011.

The Company is also responsible for maintaining the mineral claims in good standing by paying all the necessary rents, taxes, and filing fees associated with the Property.   As of September 30, 2010, the Company met these obligations.

The property is subject to a 3% royalty, to Gold Explorations, LLC, on all mineral commodities sold from the property.  This royalty shall be reduced to 1.5% upon payment to the Vendor of $1,000,000 USD at any time.

NOTE 6 -

GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As at and for the three months ended September 30, 2010, the Company has a loss from operations of $5,670, an accumulated deficit of $17,458, and working capital of $7,542 and has earned no revenues since inception.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending June 30, 2011.

The ability of the Company to emerge from the exploration stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.

In response to these problems, management intends to raise additional funds through public or private placement offerings.

Verde Resources, Inc.

(An Exploration Stage Company)

Notes to Financial Statements

For the Period of April 22, 2010 (Inception) to September 30, 2010

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 7 -

SUBSEQUENT EVENTS

On October 29, 2010, the Board appointed Mr. Steve Karolyi to serve as a Director.  Mr. Karolyi is the general manager of Gold Explorations, LLC (NOTE 5).

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and determined there are no items to disclose.

.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

THE FOLLOWING PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE RELATED NOTES ELSEWHERE IN THIS PROSPECTUS.THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS, AND INTENTIONS.  OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "DESCRIPTION OF BUSINESS," AND ELSEWHERE IN THIS PROSPECTUS.

Results of Operations

We have generated no revenues since inception and have incurred $17,458 in expenses through September 30, 2010.

The following table provides selected financial data about our company for the period ended September 30, 2010.

                 Balance Sheet Data:

9/30/10

                 Cash

$  4,209

                 Total assets

$  7,542

                 Total liabilities

$         -

                 Stockholders' equity

$  7,542

Plan of Operation

We are a start-up, exploration stage corporation and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals.  There is no assurance we will ever reach this point.  Accordingly, we must raise cash from sources other than the sale of minerals found on the property.  That cash must be raised from other sources.  Our only other source for cash at this time is investments by others.  We must raise cash to implement our project and stay in business.  If we raise the amount of money in this Offering, we believe it, together with the purchase of shares by two of the directors ($25,000 in share purchase) will last a minimum of twelve months.

We will be conducting research in the form of exploration of the property.  Our exploration program is explained in as much detail as possible in the business section of this Prospectus.  We are not going to buy or sell any plant or significant equipment during the next twelve months.

The property, consisting of 6 lode mining claims, is located in Esmeralda County, Nevada and is called the “Payday Claims.”

Our exploration target is to find an ore body containing gold.  Our success depends upon finding mineralized material.  This includes a determination by our consultant if the property contains reserves.  We have not selected a consultant as of the date of this Prospectus and will not do so until our Offering is successfully completed, if that occurs, of which there is no assurance.  Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal.  If we don’t find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

In addition, we may not have enough money to complete our exploration of the property.  If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement, or loans.  At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future.  If we need additional money and can’t raise it, we will have to suspend or cease operations.

We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

The property is undeveloped raw land.  Exploration and surveying has not been initiated and will not be until we raise money in this Offering.  That is because we do not have money to start exploration.  Once the offering is concluded, we intend to start exploration operations.  To our knowledge, except as noted herein, the property has never been mined.  The only event that has occurred is the locating and the recording of the lode mining claims under the direction of Gold Explorations, LLC.

Before mineral retrieval can begin, we must explore for and find mineralized material.  After that has occurred, we have to determine if it is economically feasible to remove the mineralized material.  Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material.  We cannot predict what the costs will be until we find mineralized material.

We do not know if we will find mineralized material.  We believe that activities occurring on adjoining properties are not material to our activities.  The reason is that whatever is located under adjoining property may or may not be located under our property.

We do not claim to have any minerals or reserves whatsoever at this time on any of the property.

We intend to implement an exploration program which involves biogeochemistry surveys, involving the collection and chemical analysis of whole plants, or humus.  The proposed sampling will be along the main strike of the property and the fault area on the southern end of the claims.  This work will be done by a skilled technician, sampling sage brush, and will return 100 samples.  The samples will then be reduced to ash and the ash analyzed.  The objective of this work would be to determine if there is an economically recoverable gold resource that has been overlooked on this property.  This initial phase of work will provide enough information to allow the company to decide whether or not to proceed to the next phase of exploration.

Based upon the results of the exploration, Mr. Spalding will determine, in consultation with our consultants, if the property is to be dropped or further exploration work done.  Mr. Spalding will not receive fees for his services.  The proceeds from this offering are designed only to fund the costs of an exploration program recommended by Steve Karolyi.  Additional funding will be required to take the property to a more advanced stage of exploration.

We estimate the cost of the proposed work program to be $10,000.  The biogeochemistry sampling will cost $7,500 and the cost of supervision will be $2,500.  The supervision includes the costs of truck rentals, accommodations and surveying in grid lines to guide the work.  We estimate it will take up to 15 - 25 working days to complete the program.  We will begin the program after the completion of the offering, weather permitting.

If we are unable to complete any phase of exploration because we do not have sufficient capital, we will cease operations until we raise more money.  If we cannot or do not raise additional capital, we will cease operations.  If we cease operations, we do not  have any additional plans at this time.

We do not intend to hire additional employees at this time.  All of the work on the property will be conducted by unaffiliated independent contractors that we will hire.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance.  We are an exploration stage corporation and have not generated any revenues from operations.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we must conduct the research and exploration of our properties before we start production of any minerals we may find.  We are seeking equity financing to provide for the capital required to implement our research and exploration phases.  We believe that the funds raised from this Offering will allow us to operate for one year.

We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from our Offering.  We cannot guarantee that we will be able to sell all the Shares.  If we are successful, the money raised will be applied to the items set forth in this plan of operation.

Two of our directors have agreed to advance funds as needed until the public offering is completed or failed.  While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We received our initial funding of $25,000 through the sale of common stock to Stephen Spalding, who purchased 500,000 and 1,500,000 shares of common stock at $0.01 on May 4, 2010, and June 25, 2010, respectively, and Michael Stiege who purchased 500,000 shares of common stock at $0.01 on June 25, 2010.  From inception until the date of this filing we have had limited operating activities.  Our financial statements from inception (April 22, 2010) through the period ended September 30, 2010, reported no revenues and a net loss of $17,458.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

Changes In and Disagreements With Accountants On Accounting and Financial Disclosure

None.

Directors and Executive Officers

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Each of our officers is appointed by the Board of Directors (the “Board”) to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board has no nominating, audit or compensation committees.

The name, address, age and position of our officer and directors are set forth below:

Name and Address	Age	Position(s)
Stephen Spalding	63	President, Chief Executive Officer (CEO),
905 Ventura Way		Chief Financial Officer (CFO), Treasurer, Secretary,
Mill Valley, CA, 94941		and Director

Michael Stiege	61	Director
905 Ventura Way
Mill Valley, CA, 94941

Steve Karolyi		Director
905 Ventura Way
Mill Valley, CA 94941

Stephen Spalding has held the positions of President, CEO, CFO, Secretary, Treasurer, and Director since April 22, 2010 and Michael Stiege has held the position of director since June 25, 2010. Steve Karolyi has held the position of Director since October 29, 2010.  The persons named above are expected to hold their offices/positions until the next annual meeting of our stockholders.  The officer and directors set forth herein are our only officers, directors, promoters, and control persons, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Biographical Information

Stephen Spalding

Stephen has over 30 years of extensive experience in executive management, corporate governance, risk management, control design, and development.  He has supported early stage companies throughout his career, in various roles as follows:

•

Currently serving as CFO of Promia, a private software engineering company, which supports the US Navy, with infrastructure protection products.

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As a principal in Get2volume has been selected by the Singapore Government to support the growth of early stage companies in Singapore.  Under this agreement, Get2volume partners/principals will select the investments, develop the legal and accounting environments for early stage companies, which Singapore will support with the first stage of funding.

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He has partnered diligence reviews for financial, technology, and food production companies for investors.

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He has partnered pre-IPO projects in support of their IPO.

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Served as CEO of Vigilant Privacy Corporation, where he led the company’s product transformation from a desktop offering to an enterprise solution.

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Served on the Board of Directors of Telanetix, Inc., an early stage high definition video conferencing company, and Rocket Information Systems Inc., an early stage search engine company.

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He has helped several companies with compliance (SOX 404 and 302) projects.

Stephen has served as a professional service consulting partner in the following firms:

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Recently Stephen was the Practice Leader of the Greater Bay Area Business Advisory Services (BAS) with Grant Thornton, which covers services related to Sarbanes-Oxley, internal audit, enterprise risk management, technology risk management, and regulatory compliance.

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 He also served as Regional Practice Partner with Deloitte and Touche’s Controls Technology Development & Implementation and Enterprise Risk Services Practices for six years.  As such, he had responsibility for the firm’s west coast technology practice and some of the firm’s largest west coast clients (Microsoft, Boeing, Safeway etc).

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Stephen also served as founding partner with KPMG’s Information Risk Management Practices and served as a partner in their Strategic Services & Enabling Technology practice for thirteen years.

Michael Stiege

Michael Stiege has been a Director of the Company since June 25, 2010.  Mr. Stiege has also been Managing Director, principal officer, and member of Manitoulin Holdings, LLC (CA), since February 2002.  Manitoulin engages in investment in non-financial assets, consulting, and international trade.  Mr. Stiege is also an active property investor in Germany.

During the period of 1992 through 1995, Mr. Stiege was a founder of, and also served as an executive and board member on behalf of the Alberta Wheat Pool (AWP), in RADSS.  RADSS was a jointly owned startup venture between AWP and Alberta Research Council.  RADSS engages in optimizing extremely complex resource allocation and freight logistics problems using proprietary mathematical tools.  RADSS was ultimately acquired by Intellitrans division of Roper Industries (NYSE).

Mr. Stiege has an MBA from the Rottman Management School, University of Toronto.  He also graduated as an Engineer (BaSc) from the University of Toronto, and received accreditation from the Ontario Association of Professional Engineers.

For several years, Mr. Stiege led the capital investment, profit planning, and operations SWAT troubleshooting functions for 13 profit centers across 142 countries for Cooper Industries of Houston, culminating in creation of  Empressa Andina de Herramientas , a joint-venture tool manufacturer in Cali, Columbia.

Mr. Stiege served as Senior Information Services Officer (CIO) for Alberta Wheat Pool companies from 1991 to 1996 with total staff and line responsibility for information technology and communications.  Since 1996 he has been a management consultant, practice leader, and provider of professional services with KPMG and Sun Microsystems.  He assisted clients with challenges concerning governance and organization, return on technology investment, strategic and market planning, systems development, and technology portfolio management.  Sample representative clients include, Korea Telecom (Seoul), Deutsche Bank (Frankfurt), Netscape, Yahoo, PG&E, Delta Dental, Stanford Medical Center/UCSF, Siemens, and Nokia,

Recently, he initiated and led the business and technical development of Sun's first hosted ASP business for content distribution to mobile devices.  This was a complete ecosystem, consisting of hardware, software, services, 3rd party partners, content developers, and network operators. The ecosystem included business models, revenue share, and support agreements.  It was successfully deployed to wireless carriers and branded as Nokia OSM.  Mr. Stiege has completed numerous similar Greenfield technology-based business introductions for Sybase (mFolio, RFIDAnywhere, SUP), Praxair (Cyberlogic), as well as several others.

After this Offering is completed, Mr. Stiege will devote 10% of his time, or approximately 4 hours per week, to Verde Resources, Inc.  The remainder of his time will be spent on Manitoulin Holdings and other business and consulting interests.

Steve Karolyi

Mr. Karolyi was appointed to the Board of Directors on October 29, 2010.  Since 1994, Mr. Karolyi has been the co-owner of Gold Explorations, LLC, in Minden, Nevada.  Gold Explorations, LLC currently owns 14 mining prospects in Oregon, California, Nevada and Arizona, four of which are currently leased out.  He is also the sole owner of Minefinder Gold, in Phoenix, Arizona which focuses on mineral exploration in that area.  Mr. Karolyi brings over 30 years of mining experience to the Company.  He has done survey work in soil, rock and stream sediment, drill and road pad construction, and reclamation.

After this Offering is completed, Mr. Karolyi will devote 10% of his time, or approximately 4 hours per week, to Verde Resources, Inc.  The remainder of his time will be spent on Gold Explorations, LLC and other business and consulting interests.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, no present or former director or executive officer of our company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment was not subsequently reversed, suspended or vacated; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Executive Compensation

During the period from inception (April 22, 2010) to the period ended September 30, 2010, no compensation has been accrued by or paid to:

(i)

any individual serving as Verde’s principal executive officer or acting in a similar capacity during the period (“PEO”), regardless of compensation level;

(ii)

Verde’s two most highly compensated executive officers other than the PEO who (A) served as executive officers at the end of the period and (B) received annual compensation during the last completed fiscal year in excess of $100,000; and

(iii)

up to two additional individuals for whom disclosure would have been provided pursuant to subsection (ii) of this Prospectus at the end of the period.

Currently, none of our officers and/or directors is being compensated for their services during the exploration stage of our business operations.

We have not paid any salaries in 2010, and we do not anticipate paying any salaries at any time in the next twelve months.  We will not begin paying salaries until we have adequate funds to do so.

The officer and directors are reimbursed for any out-of-pocket expenses they incur on our behalf.  In addition, in the future, we may approve payment of salaries for our officer and directors, but currently, no such plans have been approved.  We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

We have not issued any stock options or maintained any stock option or other incentive plans since our inception.  We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.  Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer’s responsibilities following a change in control.

As of the date hereof, we have not entered into employment contracts with our officer or directors and do not intend to enter into any employment contracts until such time as it is profitable to do so.

Compensation of Directors

None of our directors receive any compensation for serving as such, for serving on committees of the Board of Directors or for special assignments.  During the period ended September 30, 2010, there were no other arrangements between us and our directors that resulted in our making payments to any of our directors for any services provided to us by them as directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)

Common	Stephen Spalding(1) 905 Ventura Way Mill Valley, CA 94941	2,000,000	80%

Common	Michael Steige(1) 905 Ventura Way Mill Valley, CA 94941	500,000	20%

Common	Steve Karolyi 905 Ventura Way Mill Valley, CA 94941	0	0%

Common	Directors and Officers as a Group (3 individuals)	2,500,000	100%

(1)

The persons named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of their direct holdings in the Company.

(2)

Each shareholder owns his or her shares directly.

(3)

Based on 2,500,000 shares issued and outstanding as of September 30, 2010.

Certain Relationships and Related Transactions and Director Independence

Mr. Karolyi is the manager of Gold Explorations, LLC.  Gold Explorations, LLC has obtained the rights to mine the claims located on the property and has agreed to act as subcontractor for the Company to perform the work and exploration programs as recommended by Mr. Karolyi.  Gold Explorations, LLC also entered into an option agreement with the Company, as described elsewhere in this Prospectus, wherein the Company has the opportunity to purchase the claims.

Security Ownership of Certain Beneficial Owners and Management

On May 4, 2010 and June 25, 2010, 500,000 and 2,000,000 shares, respectively, of Verde’s common stock was issued for cash to Stephen Spalding, an officer and director of the Company, at the price of $0.01 (a total of $20,000).  On June 25, 2010, 500,000 shares of Verde’s common stock were issued for cash to Michael Stiege, a director of the Company, at the price of $0.01 per share (a total of $5,000).

Messrs. Spalding and Stiege are founders and therefore may be considered promoters, as that term is defined in Rule 405 of Regulation C.

Director Independence

Our Board of Directors has determined that it does not have a member that is “independent” as the term is used in Item 7(d) (3) (iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Pursuant to the Company’s Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or (expected) relating to this Prospectus and distribution is as follows:

                Legal and SEC filing fees       $ 6,000

                Accounting                                 7,000

                Transfer Agent fees                    1,000

                Printing of Prospectus

  500

                Miscellaneous

  500

                                                                -----------

   TOTAL                                    $ 15,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In regards to indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

We received our initial funding of $25,000 through the sale of common stock to our officer and two of our directors.  Stephen Spalding purchased 500,000 shares of our common stock at $0.01 per share on May 4, 2010, for $5,000, and 1,500,000 shares of our common stock at $0.01 per share on June 25, 2010, for $15,000.  Michael Stiege purchased 500,000 shares of our common stock at $0.01 on June 25, 2010, for $5,000.  These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933.  These securities were issued to the founders of the Company and bear a restrictive legend.  No written agreement was entered into regarding the sale of stock to the Company’s founders.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are included with this registration statement filing:

Exhibit No.                        Description

3.1                                     Articles of Incorporation

3.2                                     Bylaws

5                                        Opinion re: Legality

10.1

      Mineral Claim Purchase Agreement

23.1                                   Consent of Independent Auditors

23.2                                   Consent of Counsel (See Exhibit 5)

99.1                                   Subscription Agreement

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a) (3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.

Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.

The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

v.

This prospectus shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mill Valley, California, on November 30, 2010.

 VERDE RESOURCES, INC., Registrant

/s/ Stephen Spalding

Stephen Spalding

President (Principal Executive Officer),

Chief Financial Officer (Principal

Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Stephen Spalding

Stephen Spalding

President (Principal Executive Officer), Chief

Financial Officer (Principal Accounting Officer),

Secretary, Treasurer, and Member of the

Board of Directors

/s/ Michael Stiege

Michael Stiege

Member of the Board of Directors

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